RETIREMENT CORNERSTONE℠ ALL SERIES

Application for an Individual Annuity

Please make checks payable to:
AXA Equitable
First-Class Mail:
AXA Equitable
Retirement Service Solutions
P.O. Box 1577
Secaucus, NJ 07096-1577

AXA EQUITABLE

Express Mail:
AXA Equitable
Retirement Service Solutions
500 Plaza Drive, 6th Floor
Secaucus, NJ 07094-3619
For Assistance, please call 888-517-9900
www.axa-equitable.com

CONTRACT SPECIFICS

1. Contract Series and Type

A. Choose a Contract Series.

- Series availability varies and is subject to state and firm approval.

☐ **Series B** ☐ **Series L** ☐ **Series CP** ☐ **Series C**

B. Choose a Contract Type.

Available for All Series

☐ Non-Qualified

☐ Traditional IRA

☐ Roth IRA

NOT available for all Series.

☐ Qualified Plan Defined Contribution (DC) **(Not available for Series C)**

☐ Qualified Plan Defined Benefit (DB) **(Not available for Series C)**

☐ Inherited IRA BCO Direct Transfer of Decedent IRA[1] **(Not available for Series CP)**

☐ Inherited Roth IRA BCO Direct Transfer of Decedent Roth IRA[1] **(Not available for Series CP)**

☐ Non-Spousal Beneficiary QP Direct Rollover to an Inherited IRA BCO[1] **(Not available for Series CP)**

☐ Non-Spousal Beneficiary QP Direct Rollover to an Inherited Roth IRA BCO[1] **(Not available for Series CP)**

[1] GIB and Special DCA are not available.

C. Total Initial Contribution(s): $ ____________________

Series CP℠ only: Expected First Twelve Months Contribution(s): $ ____________________

The Amount entered determines the Credit Percentage and assumes multiple Contributions will be made (see Section 11)

Specify Method(s) of Payment:

☐ Check or Wire

☐ 1035 Exchange (from Single Owner Contract, NQ only)

☐ 1035 Exchange (from Joint Owner Contract, NQ only)

☐ CD or Mutual Fund Proceeds (NQ only)

☐ Direct Transfer (IRA or Roth)

☐ Rollover (IRA or Roth)

☐ IRA Regular Contribution for the year 20__ (IRA or Roth)[2]

☐ Direct Rollover (Non-Spousal Beneficiary QP to Inherited IRA BCO only)[1]

☐ Non-Spousal Beneficiary QP Direct Rollover to an Inherited Roth IRA BCO[1] (Not available for Series CP)

[1] GIB and Special DCA are not available. [2] Available in Series B only.

2. Account Registration (Please print)

A. Owner (Must be legal resident of US.)

☐ Individual ☐ Trust ☐ Qualified Plan Trust (DC/DB)[1] ☐ UGMA/UTMA (State _____ Child's SSN ____________)

☐ Custodian (IRA/Roth) ☐ Other Non-Natural Owner ☐ Beneficiary of Deceased IRA Owner[2]

☐ Non-Spousal Beneficiary of Deceased QP Participant[2]

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ____________ Daytime Phone # ____________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ EIN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 4.

Email Address ____________

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant's 95th birthday. You may commence Annuity payments earlier by submitting a written request to our Processing Office in accordance with the Contract.

[1] Not available for Series C. [2] Not available for Series CP.

PATRIOT Act Information:[3]

1. Are you a US Citizen? (If "**Yes**" proceed to question 3.) ☐ **Yes** ☐ **No**
2. If you are not a US citizen do you hold a valid US visa, which under the US Patriot Act, permits you to purchase this annuity? ☐ **Yes** ☐ **No**

US Visa Category (The following categories are NOT permitted: B, C, D, F, J, M, Q, TWOV.)

3. Your Occupation ____________ 4. Your Employer ____________

Owner Form of Identification (Please check one.) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number Exp. Date

[3] The annuitant must complete this section if the owner is not an individual.

B. Joint Owner (Must be legal resident of US.) NQ only

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ____________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

Joint Owner Form of Identification (Please check one.) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number Exp. Date

Email Address

2. Account Registration (Please print) (Continued)

C. Annuitant (If other than Owner.)[1]

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ____________________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

[1] Annuitant must complete the Patriot Act Information section on the previous page if the owner is NOT an individual.

D. Joint Annuitant

- For NQ 1035 Exchange Contracts that are Joint Annuitants who are spouses.

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ____________________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

3. Beneficiary(ies) *(Please use Special Instructions for Additional Beneficiaries.)*

Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. ____________________ ______% ____________________ ____________________
   Primary Beneficiary Name Relationship to Owner Date of Birth (optional)
2. ____________________ ______% ____________________ ____________________
   Primary Beneficiary Name Relationship to Owner Date of Birth (optional)
3. ____________________ ______% ____________________ ____________________
   Primary Beneficiary Name Relationship to Owner Date of Birth (optional)

B. Contingent

1. ____________________ ______% ____________________ ____________________
   Contingent Beneficiary Name Relationship to Owner Date of Birth (optional)
2. ____________________ ______% ____________________ ____________________
   Contingent Beneficiary Name Relationship to Owner Date of Birth (optional)
3. ____________________ ______% ____________________ ____________________
   Contingent Beneficiary Name Relationship to Owner Date of Birth (optional)

4. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following:

Mailing Address — P.O. Box accepted City State Zip Code

OPTIONAL GUARANTEED BENEFIT RIDER ELECTIONS

Benefit Election Eligibility

Owner Issue Ages [20-75[1]]

- The Guaranteed Benefit Riders are only available to owner issue ages [20-75.]
- We will automatically issue the contract with the Guaranteed Income Benefit (GIB) combined with the Return of Principal death benefit unless you elect otherwise in Section 5A and or 5B.
- If you accept the default benefit rider, please proceed to Section 6.

Owner Issues Ages [76] and Older[2]

- For Owner issue ages [76] and older, the GIB and Guaranteed Minimum Death Benefit (GMDB) are not available. Please proceed to Section 6.

The Death benefit, if any, in connection with the Investment Performance Account Value is equal to amounts in the Investment Performance Account Investment Options.

- The benefit riders are optional and may only be chosen at the time of the application. There are additional charges for these riders, unless otherwise noted.
- If you opt out of the GIB at issue by declining it below in section 5A, you will not be able to add it later.
- Benefits under these riders apply only to amounts allocated to the Protection with Investment Performance Account Investment Options.
- You may allocate amounts to the Protection with Investment Performance Account Investment Options immediately or at a future date, subject to the terms and limitations of the contract.
- If you do not allocate amounts to the Protection with Investment Performance Account Investment Options, these rider(s) will have no value under your contract until you allocate amounts at a future date.

5A: Guaranteed Income Benefit (GIB)[3]

STOP **Eligible contracts will automatically issue with the GIB combined with the Return of Principal death benefit[4].**

To opt out of the GIB, please check the box below.

☐ I decline the GIB

5B: Guaranteed Minimum Death Benefit (GMDB)

To elect a GMDB **other than** the Return of Principal death benefit[4], please make an election below:

STOP ☐ Greater of Annual Roll up to age [85] or Highest Anniversary Value to age [85] death benefit **(Available only if you did not opt out of the GIB in section 5A)**

☐ Highest Anniversary Value to age [85] death benefit **(Available as a standalone death benefit for owner issue ages 0-[75[1]] or in combination with GIB)**

[1] The maximum issue age for Series CP is [70,] therefore any references to Owner issue ages [71] and older do not apply.

[2] The maximum issue age for Series CP is [70] therefore any references to Owner issues ages [76] and older are replaced with [71] and older for Series CP.

[3] Not Available for Inherited IRA/Inherited Roth IRA.

[4] There is no charge for the Return of Principal death benefit.

INVESTMENT SELECTION

- You must allocate 100% of your initial contributions to either the Investment Options in Section 6A **OR** any Special DCA in Section 6B.
- All future allocations will be allocated according to the percentages below unless instructed otherwise by you.
- Contributions received after the Special DCA program terminates will be allocated to the Investment Performance Account Investment Options and the Protection with Investment Performance Account Investment Options according to the instructions below.
- If you do not allocate amounts to the Protection with Investment Performance Account Investment Options, the optional rider(s) will have no value under your contract until you allocate amounts at a future date.

INVESTMENT PERFORMANCE ACCOUNT Investment Options	PROTECTION WITH INVESTMENT PERFORMANCE ACCOUNT Investment Options
Enter the total percent you wish to allocate to your Investment Performance Account below. Percentages must be whole numbers.	The Protection with Investment Performance Account Investment Options are only available to owner issue ages 0–75. Enter the total percent you wish to allocate to your Protection with Investment Performance Account Investment Options below. Percentages must be whole numbers.
Total Percent Allocated to Investment Performance Account Investment Options _______%	**Total Percent Allocated to Protection with Investment Performance Account Investment Options _______%**

Total Investment Performance Account Investment Options percentage plus Protection with Investment Performance Account Investment Options percentage must equal 100%

Choose either A or B below.

6A: ☐ Immediate Allocation

- Allocate 100% immediately to the Investment Performance Account Investment Options and/or the Protection with Investment Performance Account Investment Options.

6B: ☐ Special Dollar Cost Averaging Programs

Check box for one time period.

[☐ 3 months ☐ 6 months ☐ 12 months]

- Special DCA – applies if Series B or Series L is elected in Section 1.
- Special Money Market DCA – applies if Series CP or Series C is elected in Section 1.
- **Note:** Special DCA and Special Money Market DCA are not available with Inherited IRA/Inherited Roth IRA
- You may have one DCA program in effect at any given time.
- You may designate either or both the Investment Performance Account Investment Options and the Protection with Investment Performance Account Investment Options as the destination Option for DCA.

INVESTMENT PERFORMANCE ACCOUNT Investment Options

Percentages must be whole numbers

Allocation %

Asset Allocation

_______% All Asset Allocation
_______% AllianceBernstein Balanced Wealth Strategy Portfolio
_______% AXA Aggressive Allocation
_______% AXA Balanced Strategy
_______% AXA Conservative Growth Strategy
_______% AXA Conservative Strategy
_______% AXA Growth Strategy
_______% AXA Moderate Allocation
_______% AXA Moderate Growth Strategy
_______% AXA Moderate-Plus Allocation
_______% BlackRock Global Allocation V.I. Fund
_______% EQ/Franklin Core Balanced
_______% EQ/Franklin Templeton Allocation
_______% Fidelity® VIP Asset Manager: Growth® Portfolio
_______% Franklin Income Securities Fund
_______% Franklin Templeton VIP Founding Funds Allocation Fund
_______% Ivy Funds VIP Asset Strategy
_______% Fidelity® VIP Freedom 2015 Portfolio
_______% Fidelity® VIP Freedom 2020 Portfolio
_______% Fidelity® VIP Freedom 2025 Portfolio
_______% Fidelity® VIP Freedom 2030 Portfolio

Large Cap

_______% American Century VP Large Company Value
_______% BlackRock Large Cap Growth V.I. Fund
_______% EQ/BlackRock Basic Value Equity
_______% EQ/Boston Advisors Equity Income
_______% EQ/Capital Guardian Growth
_______% EQ/Capital Guardian Research
_______% EQ/Davis New York Venture
_______% EQ/JPMorgan Value Opportunities
_______% EQ/Montag & Caldwell Growth
_______% EQ/Mutual Large Cap Equity
_______% EQ/T. Rowe Price Growth Stock
_______% EQ/Van Kampen Comstock
_______% EQ/Wells Fargo Advantage Omega Growth
_______% Fidelity® VIP Contrafund® Portfolio
_______% Ivy Funds VIP Dividend Opportunities
_______% Lord Abbett Classic Stock (VC)
_______% MFS® Investors Growth Stock Series
_______% MFS® Investors Trust Series
_______% Mutual Shares Securities Fund

Mid Cap

_______% American Century VP Mid Cap Value
_______% EQ/Morgan Stanley Mid Cap Growth
_______% Fidelity® VIP Mid Cap Portfolio
_______% Goldman Sachs VIT Mid Cap Value Fund
_______% Invesco V.I. Mid Cap Core Equity Fund
_______% Ivy Funds VIP Mid Cap Growth
_______% Lord Abbett Growth Opportunities (VC)

Small Cap

_______% EQ/AllianceBernstein Small Cap Growth
_______% EQ/AXA Franklin Small Cap Value Core
_______% EQ/GAMCO Small Company Value
_______% Invesco V.I. Small Cap Equity Fund
_______% Ivy Funds VIP Small Cap Growth

Hybrid/PLUS

_______% EQ/Global Multi-Sector Equity
_______% EQ/International Core PLUS
_______% EQ/Large Cap Growth PLUS
_______% EQ/Large Cap Value PLUS
_______% EQ/Mid Cap Value PLUS

Allocation %

International/Global

_______% AllianceBernstein International Growth Portfolio
_______% EQ/AllianceBernstein International
_______% EQ/BlackRock International Value
_______% EQ/International Growth
_______% EQ/Oppenheimer Global
_______% EQ/Templeton Global Equity
_______% Invesco V.I. International Growth Fund
_______% Lazard Retirement Emerging Markets Equity Portfolio
_______% MFS® International Value Portfolio
_______% Templeton Developing Markets Securities Fund
_______% Templeton Foreign Securities Fund
_______% Templeton Growth Securities Fund

Sector/Specialty

_______% EQ/GAMCO Mergers and Acquisitions
_______% Invesco V.I. Financial Services Fund
_______% Invesco V.I. Global Real Estate Fund
_______% Invesco V.I. Leisure Fund
_______% Ivy Funds VIP Energy
_______% Ivy Funds VIP Global Natural Resources
_______% Ivy Funds VIP Science & Technology
_______% MFS® Technology Portfolio
_______% MFS® Utilities Series
_______% PIMCO VIT CommodityRealReturn® Strategy Portfolio
_______% ProFund VP Bear
_______% ProFund VP Biotechnology
_______% RydexlSGI VT Managed Futures Strategy Fund
_______% RydexlSGI VT Alternative Strategies Allocation Fund
_______% Rydex VT Inverse S&P 500 Strategy
_______% T. Rowe Price Health Sciences Portfolio – II
_______% Van Eck VIP Global Hard Assets Fund

Index/ATM

_______% AXA Tactical Manager 400
_______% AXA Tactical Manager 500
_______% AXA Tactical Manager 2000
_______% AXA Tactical Manager International
_______% EQ/Common Stock Index
_______% EQ/Equity 500 Index
_______% EQ/International ETF
_______% EQ/Large Cap Growth Index
_______% EQ/Large Cap Value Index
_______% EQ/Mid Cap Index
_______% EQ/Small Company Index

Fixed Income

_______% EQ/Core Bond Index
_______% EQ/Global Bond PLUS
_______% EQ/Intermediate Government Bond Index
_______% EQ/Money Market
_______% EQ/PIMCO Ultra Short Bond
_______% Fidelity® VIP Strategic Income Portfolio
_______% Franklin Strategic Income Securities Fund
_______% Guaranteed Interest Option (GIO) (maximum [25%] allocation)
_______% Invesco V. I. High Yield Fund
_______% Ivy Funds VIP High Income
_______% Lord Abbett Bond Debenture (VC)
_______% PIMCO VIT Emerging Markets Bond Portfolio
_______% PIMCO VIT Real Return Strategy Portfolio
_______% PIMCO VIT Total Return Portfolio
_______% Templeton Global Bond Securities Fund

__100%__ TOTAL% **Investment Performance Account Investment Options***

* This amount represents 100% of the percentage in shown above in the Investment Performance Account Investment Option section.

PROTECTION WITH INVESTMENT PERFORMANCE ACCOUNT Investment Options

Percentages must be whole numbers

Category 1:

AXA Strategic Allocation – *There is no minimum or maximum for this Category.*

Allocation %

________% GB AXA Balanced Strategy
________% GB AXA Conservative Growth Strategy
________% GB AXA Conservative Strategy
________% GB AXA Moderate Growth Strategy

Category 2:

Fixed Income – *You must allocate at least 40% of your Contribution to this Investment Option Category if you allocate any percents to Category 3.*

________% GB EQ/Core Bond Index
________% GB EQ/Intermediate Government Bond Index

Category 3:

Equity – *If you elect this Category, you must allocate at least 40% to Category 2, Fixed Income. You may allocate up to 60% of your Contribution to this Protection with Investment Performance Account Investment Option Category.*

________% GB AXA Growth Strategy
________% GB AXA Tactical Manager 400*
________% GB AXA Tactical Manager 500
________% GB AXA Tactical Manager 2000*
________% GB AXA Tactical Manager International

* Allocations to each of these Protection with Investment Performance Account Investment Options may not exceed 10%.

Protection with Investment Performance Account Investment Options TOTALS – MUST EQUAL 100%

________% + ________% + ________% = __100__%
Category 1 Category 2 Category 3 TOTAL**

** This amount represents 100% of the percentage shown above in the Protection with Investment Performance Account Investment Options section.

7. Broker Transfer Authority Disclosure

☐ **Yes.** I have given authority to my financial professional to act as my agent and provide to AXA Equitable Investment Option transfer instructions by telephone or electronically, and I hereby authorize AXA Equitable to act on such instructions. I understand and acknowledge that AXA Equitable (i) may rely in good faith on the stated identity of the person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as we receive written notification in our processing office that broker transfer authority has been terminated. Upon receipt of such notification, AXA Equitable will terminate the financial professionals ability to provide transfer instructions on your behalf. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

8. Current Insurance

1. Do you have any other existing life insurance or annuities? ☐ **Yes** ☐ **No**
2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued? ☐ **Yes** ☐ **No**

If **Yes** to question number 2, complete the following:

Company	Type of Plan	Year Issued	Contract Number
Company	Type of Plan	Year Issued	Contract Number
Company	Type of Plan	Year Issued	Contract Number

9. Contract State

The Contract State is your state of primary residence (Owner's primary residential address from Section 2) unless you sign the application in a different state. **If you are signing this application in a state other than your state of primary residence, check one box below:**

☐ I have a second residence in the state of sale.

☐ I work or conduct business in the state of sale.

If none of the above apply the application must be signed in your state of Primary Residence, unless we approve another state.

10. Fraud Warnings

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

11. Signature and Acknowledgements

GENERAL DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- Account value(s) attributable to allocations to the investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.
- In the case of IRAs and qualified plans that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefits.
- Under penalty of perjury, I certify that all the Taxpayer Identification Numbers in Section 2 are correct.
- All information and statements furnished in this application are true and complete to the best of my knowledge and belief.
- AXA Equitable may accept amendments to this application provided by me or under my authority.
- No registered representative has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. AXA Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing signed by an officer of the company.
- Charges under the Contract generally apply for the duration of the Contract.
- The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that applies to the Contract and any optional benefit riders.
- Series CP only: I understand that Credits will be allocated to my Investment Performance Account Value and Protection with Investment Performance Account Value, as applicable, based on the Expected First Twelve Months Contribution Amount and that, if actual first Twelve Months total Contributions are less than the amount needed to qualify for such Credits, any excess Credits will be deducted from my Investment Performance Account Value and Protection with Investment Performance Account Value, as applicable.

OPTIONAL GUARANTEED BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- There are additional charges for the elected optional benefit riders, unless otherwise noted in this application.
- To receive the benefits under the rider(s), you must allocate amounts to the Protection with Investment Performance Account Investment Options either immediately or at a future date, subject to the terms and limitations of the Contract. If AXA Equitable discontinues transfers and contributions to the Protection with Investment Performance Account Investment Options, I/we will thereafter not be able to create or add to the benefit base.
- The rollup rate used for the rollup benefit bases under GIB and GMDB (if elected) does not represent a guarantee of my Account Value or Cash Value.
- The benefit base does not represent an Account Value or Cash Value. The benefit base cannot be split in connection with a divorce.
- Allocations made to the Protection with Investment Performance Account Investment Options will automatically be rebalanced on a quarterly basis.
- The reset feature provided in conjunction with the GIB and GMDB is automatic and may trigger an increase in charge on a contract (subject to any maximum) if a reset occurs. The reset feature is available to age 95 for the GIB and age 85 for GMDB. You will have the option to opt out of the reset and increased charge.
- Withdrawals under the Contract may reduce my optional benefit.
- An optional benefit may be of limited use if required minimum distributions apply, now or in the future, to my Contract because withdrawals that are made from this Contract to meet the required amount may significantly reduce the benefit.

I acknowledge that I have received the most current prospectus and supplement. After reviewing my financial information and goals with my Registered Representative, I believe that this Contract will meet my financial goals.

Consent for Delivery of Initial Prospectus on CD-ROM:

☐ **Yes.** By checking this box and signing the application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you have read and understand the information.

X ______________________________
Proposed Owner's Signature Signed at: City, State Date

X ______________________________
Proposed Annuitant's Signature (if other than Owner) Signed at: City, State Date

X ______________________________
Proposed Joint Owner's Signature (if other than Annuitant) Signed at: City, State Date

X ______________________________
Proposed Joint Annuitant's Signature (if other than Owner) Signed at: City, State Date

12. Registered Representative Section

1. **Does the Proposed Insured have any existing life insurance or annuity contracts?** .... ☐ Yes ☐ No

2. **Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued on the life of the Annuitant(s)/Owner(s)?** .... ☐ Yes ☐ No

3. **Did you verify the identity and age by reviewing the driver's license/passport of each Owner/Annuitant, inquire about the source of the customer's assets and income, and confirm that the Proposed Insured and Owner is not (nor family member of or associates with) a foreign military, government or political official?** .... ☐ Yes ☐ No

4. **Is the Proposed Insured currently an Active Duty* Member of the Armed Forces?** .... ☐ Yes ☐ No

(If **"Yes"**, you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.)

* "Active Duty" means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X ____

Primary Registered Representative Signature | Social Security Number | Rep. Code

______________________ ______% ( ) -

Print Name | Phone Number

____

Client Account Number at Broker-Dealer | Email Address | Broker Dealer Name

X ____

Secondary Registered Representative Signature | Social Security Number | Rep. Code

______________________ ______% ( ) -

Print Name | Phone Number

Registered Representative Use Only. Contact your home office for program information.

Once selected, program cannot be changed.

☐ **Option I** ☐ **Option II** ☐ **Option III[1]** ☐ **Option IV[1,2]** ☐ **Option V[3]**

[1] Not applicable to Series C.

[2] Not applicable to Series CP.

[3] Applicable to Series B only.